Exhibit 10.1

Addendum to Transition and Consulting Agreement

WHEREAS, Juniper Pharmaceuticals, Inc. (the “Company”) and Frank C. Condella, Jr. (the “Executive”), are parties to that certain Transition and Consulting Agreement, dated as of July 19, 2016 (the “Consulting Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Consulting Agreement as set forth herein as of March 1, 2017.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby confirmed, the Company and the Executive hereby agree as follows:

1)The first sentence of Section 5(a) of the Consulting Agreement shall be amended and restated to read as follows:

“Beginning immediately on the Employment Termination Date and continuing through the earlier of (i) December 31, 2017, (ii) the Company’s termination of the Consulting Period (subject to clause (e) below) or (iii) Executive’s death or Disability (such applicable period, the “Consulting Period”).  Executive through Condella & Co., LLC, will be available to provide consulting and advisory services for up to two and one-half (2.5) workdays each month as may be reasonably requested by the Company’s Chief Executive Officer or the Board.”

2)Section 5(b) of the Consulting Agreement shall be amended and restated to read as follows:

“Executive shall be paid a monthly fee of $3,500.00 on the first business day of each month during the Consulting Period.  Executive shall submit quarterly invoices for the services performed and, if requested to do so, shall describe the services provided during the quarter.”

3)Except to the extent amended hereby, all other terms and conditions of the Consulting Agreement shall apply.

IN WITNESS WHEREOF, the undersigned parties have caused this Addendum to be executed as of February 28, 2017.

JUNIPER PHARMACEUTICALS, INC.

By:	/s/ Alicia Secor
Name:	Alicia Secor
Title:	CEO

EXECUTIVE

/s/ Frank Condella Frank Condella